UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2009

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TEL-INSTRUMENT ELECTRONICS CORP
(Exact name of registrant as specified in its charter)

New Jersey	33-18978	22-1441806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
728 Garden St Carlstadt, New Jersey 07072	(201) 933-1600
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 –  Regulation FD

Item 7.01.     Regulation FD Disclosure

On April 15, 2009, Tel-Instrument Electronics Corp announced several developments related to the recently awarded $44 million Indefinite Delivery Indefinite Quantity (IDIQ) contract award from the Army for the Mode 5 upgrade of the TS-4530 IFF test set. These include notification that Aeroflex, an unsuccessful bidder in the Army solicitation, has filed a civil lawsuit against Tel alleging appropriation of proprietary Aeroflex information. Most of the material allegations in the civil lawsuit were raised by Aeroflex in its protest of this award to the Government Accountability Office. In this regard, we were informed late last week that Aeroflex has withdrawn its GAO protest after receiving the Army response to its various allegations. As a result, the Army has lifted its stop work order on this program. Tel has also received its first Delivery Order on this IDIQ contract from the Army in the amount of $5.1 million.

           A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP

Date:	April 16, 2009	By:	/s/ Jeffrey C. O'Hara
Jeffrey C. O'Hara
President and COO

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